SLM Private Credit Student Loan Trust 2003-B Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I.     Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005

A	i	Portfolio Balance	$1,148,036,144.67	$(17,837,790.70)	$1,130,198,353.97
	ii	Interest to be Capitalized	44,706,060.32		48,504,182.28

	iii	Total Pool	$1,192,742,204.99		$1,178,702,536.25

	iv	Cash Capitalization Account (Cii)	74,242,876.07		74,242,876.07

	v	Asset Balance	$1,266,985,081.06		$1,252,945,412.32

	i	Weighted Average Coupon (WAC)	6.053%		6.364%
	ii	Weighted Average Remaining Term	176.51		174.72
	iii	Number of Loans	134,116		132,212
	iv	Number of Borrowers	97,242		95,961
	v	Prime Loans Outstanding	$992,241,510		$987,829,186
	vi	T-bill Loans Outstanding	$198,264,208		$190,278,785
	vii	Fixed Loans Outstanding	$2,236,487		$594,566

						% of		% of
	Notes		Cusips	Spread	Balance 3/15/05	O/S Securities**	Balance 6/15/05	O/S Securities**
B	i	A-1 Notes	78443CAL8	0.100%	$476,866,671.58	38.457%	$462,827,002.84	37.753%
	ii	A-2 Notes	78443CAM6	0.400%	440,506,000.00	35.525%	440,506,000.00	35.932%
	iii	A-3 ARS	78443CAN4	ARS	109,000,000.00	8.790%	109,000,000.00	8.891%
	iv	A-4 ARS	78443CAP9	ARS	109,000,000.00	8.790%	109,000,000.00	8.891%
	v	B Notes	78443CAQ7	0.700%	43,871,000.00	3.538%	43,871,000.00	3.579%
	vi	C Notes	78443CAR5	1.600%	60,744,000.00	4.899%	60,744,000.00	4.955%

	vii	Total Notes			$1,239,987,671.58	100.000%	$1,225,948,002.84	100.000%

			3/15/2005	6/15/2005
C	i	Specified Reserve Account Balance ($)	$3,118,201.00	$3,118,201.00
	ii	Reserve Account Balance ($)	$3,118,201.00	$3,118,201.00
	iii	Cash Capitalization Acct Balance ($)	$74,242,876.07	$74,242,876.07
	iv	Initial Asset Balance	$1,349,870,474	$1,349,870,474
	v	Specified Overcollateralization Amount	$26,997,409.48	$26,997,409.48
	vi	Actual Overcollateralization Amount	$26,997,409.48	$26,997,409.48
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or June 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-B Transactions from: 3/1/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,909,225.77
	ii	Purchases by Servicer (Delinquencies >180)	2,473,300.33
	iii	Other Servicer Reimbursements	12,825.37
	iv	Other Principal Reimbursements	30,995.21

	v	Total Principal Collections	$22,426,346.68

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(4,471,890.21)
	iii	Capitalized Insurance Fee	(108,209.14)
	iv	Other Adjustments	(8,456.63)

	v	Total Non-Cash Principal Activity	$(4,588,555.98)

C	Total Student Loan Principal Activity		$17,837,790.70

D	Student Loan Interest Activity
	i	Interest Payments Received	$9,156,709.83
	ii	Purchases by Servicer (Delinquencies >180)	115,783.21
	iii	Other Servicer Reimbursements	135.16
	iv	Seller Reimbursements	1,540.71
	v	Late Fees	144,157.94
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$9,418,326.85

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	4,471,890.21
	iii	Other Interest Adjustments	229.56

	iv	Total Non-Cash Interest Adjustments	$4,472,119.77

F	Total Student Loan Interest Activity		$13,890,446.62

III. 2003-B Collection Account Activity 3/1/2005 through: 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$19,365,125.48
	ii	Consolidation Principal Payments	544,100.29
	iii	Purchases by Servicer (Delinquencies >180)	2,473,300.33
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	12,825.37
	vi	Other Re-purchased Principal	30,995.21

	vii	Total Principal Collections	$22,426,346.68

B	Interest Collections
	i	Interest Payments Received	$9,146,071.57
	ii	Consolidation Interest Payments	10,638.26
	iii	Purchases by Servicer (Delinquencies >180)	115,783.21
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	135.16
	vi	Other Re-purchased Interest	1,540.71
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	144,157.94

	ix	Total Interest Collections	$9,418,326.85

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$663,451.17

G	Borrower Incentive Reimbursements		$112,579.59

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$7,632,542.20

J	Other Deposits		$1,540,843.34

	TOTAL FUNDS RECEIVED		$41,794,089.83
	LESS FUNDS PREVIOUSLY REMITTED:
	i	Funds Allocated to the Future Distribution Account	$(11,375,946.66)
	ii	Funds Released from the Future Distribution Account	$8,401,742.29

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$38,819,885.46

K	Amount released from Cash Capitalizaton Account		$0.00

L	TOTAL AVAILABLE FUNDS		$38,819,885.46

M	Servicing Fees Due for Current Period		$663,042.28

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$683,042.28

IV. 2003-B Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	3/15/2005	$3,476,265.19
	ii	Total Allocations for Distribution Period		$7,899,681.47
	iii	Total Payments for Distribution Period		$(2,974,204.37)
	iv	Funds Released to the Collection Account		$(8,401,742.29)

	v	Total Balance Prior to Current Month Allocations		$0.00

	vi	Ending Balance	6/15/2005	$3,616,492.24

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		3/15/2005
	i	Primary Servicing Fees		$671,619.76
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		39,140.08
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,758,838.69
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Balance as of	3/15/2005	$3,476,265.19

	Monthly Allocation Date		4/15/2005
	i	Primary Servicing Fees		$669,687.75
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		39,140.08
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,252,131.53
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$3,967,626.02

	Monthly Allocation Date		5/15/2005
	i	Primary Servicing Fees		$666,525.15
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		37,877.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,220,986.14
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$3,932,055.45

C	Total Future Distribution Account Deposits Previously Allocated			$11,375,946.66

D	Current Month Allocations		6/15/2005
	i	Primary Servicing		$663,042.28
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		37,877.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,908,905.80
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations on the Distribution Date		$3,616,492.24

V. 2003-B Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

	i	Payment Date	Security Description	Interest Rate	No. of Days	Start Date	End Date	Interest Payment	Broker/Dealer Fees	Auction Agent Fees
		03/28/2005	SLMPC TRUST 2003B A3	2.680000%	28	02/28/2005	03/28/2005	$227,204.44	$16,955.56	$720.61
		03/31/2005	SLMPC TRUST 2003B A4	2.720000%	28	03/03/2005	03/31/2005	$230,595.56	$16,955.56	$720.61
		04/25/2005	SLMPC TRUST 2003B A3	3.150000%	28	03/28/2005	04/25/2005	$267,050.00	$16,955.56	$720.61
		04/28/2005	SLMPC TRUST 2003B A4	3.250000%	28	03/31/2005	04/28/2005	$275,527.78	$16,955.56	$720.61
		05/23/2005	SLMPC TRUST 2003B A3	3.080000%	28	04/25/2005	05/23/2005	$261,115.56	$16,955.56	$720.61
		05/26/2005	SLMPC TRUST 2003B A4	3.190000%	28	04/28/2005	05/26/2005	$270,441.11	$16,955.56	$720.61

	ii	Auction Rate Note Interest Paid During Distribution Period			3/15/05 - 6/15/05			$1,531,934.45
	iii	Broker/Dealer Fees Paid During Distribution Period			3/15/05 - 6/15/05			$101,733.36
	iv	Auction Agent Fees Paid During Distribution Period			3/15/05 - 6/15/05			$4,323.66
	v	Primary Servicing Fees Remitted			3/15/05 - 6/15/05			$1,336,212.90

	vi	Total						$2,974,204.37
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Collection Period							$2,974,204.37

C	Funds Released to Collection Account							$8,401,742.29

D	Auction Rate Student Loan Rates			Mar-05	Apr-05	May-05
				5.10011%	5.10005%	5.40705%

VI. 2003-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	2/28/2005	5/31/2005

		September 15, 2003 to March 17, 2008	15%	$187,092,047.70	$187,092,047.70
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$9,386,511.18	$11,859,811.51
	iii	Cumulative Interest Purchases by Servicer		372,083.92	487,867.13
	iv	Total Gross Defaults:		$9,758,595.10	$12,347,678.64

VII. 2003-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School	5.919%	6.163%	35,384	26,608	26.383%	20.125%	$308,861,931.59	$232,150,523.07	26.904%	20.541%

Grace	6.111%	6.243%	6,959	14,527	5.189%	10.988%	60,721,584.24	126,956,084.97	5.289%	11.233%

Deferment	6.193%	6.484%	8,120	7,343	6.054%	5.554%	67,271,685.52	61,561,250.74	5.860%	5.447%

TOTAL INTERIM	5.988%	6.234%	50,463	48,478	37.626%	36.667%	$436,855,201.35	$420,667,858.78	38.052%	37.221%
REPAYMENT
Active
Current	5.973%	6.338%	72,935	74,960	54.382%	56.697%	$604,955,087.48	$620,962,138.72	52.695%	54.943%
31-60 Days Delinquent	6.777%	7.470%	2,193	1,671	1.635%	1.264%	18,617,806.46	14,388,767.55	1.622%	1.273%
61-90 Days Delinquent	6.865%	7.712%	1,276	661	0.951%	0.500%	11,213,416.02	5,169,251.36	0.977%	0.457%
91-120 Days Delinquent	7.649%	7.962%	560	667	0.418%	0.504%	4,558,499.77	5,860,342.42	0.397%	0.519%
121-150 Days Delinquent	7.698%	7.363%	380	389	0.283%	0.294%	2,922,860.15	3,427,318.90	0.255%	0.303%
151-180 Days Delinquent	7.308%	7.594%	80	135	0.060%	0.102%	633,248.94	1,122,328.40	0.055%	0.099%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	6.661%	6.945%	6,229	5,251	4.644%	3.972%	68,280,024.50	58,600,347.84	5.948%	5.185%

TOTAL REPAYMENT	6.093%	6.441%	83,653	83,734	62.374%	63.333%	$711,180,943.32	$709,530,495.19	61.948%	62.779%

GRAND TOTAL	6.053%	6.364%	134,116	132,212	100.000%	100.000%	$1,148,036,144.67	$1,130,198,353.97	100.000%	100.000%

* Percentages may not total 100% due to rounding

VIII. 2003-B Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.397%	103,005	$903,629,934.24	79.953%
- Law Loans	6.363%	20,316	138,140,280.32	12.223%
- Med Loans	5.834%	5,495	43,221,672.13	3.824%
- MBA Loans	6.009%	3,396	45,206,467.28	4.000%

- Total	6.364%	132,212	$1,130,198,353.97	100.000%

*Percentages may not total 100% due to rounding

IX. 2003-B Interest Rate Swap and Cap Calculations

A	Swap Payments

					Counterparty A	Counterparty B

	i	Notional Swap Amount - Aggregate Prime Loans Outstanding			$496,120,754.90	$496,120,754.90

	Counterparty Pays:

	ii	3 Month Libor			3.01000%	3.01000%

	iii	Gross Swap Receipt Due Trust			$3,816,271.10	$3,816,271.10

	iv	Days in Period	3/15/2005	6/15/2005	92	92

	SLM Private Credit Trust Pays:

	v	Prime Rate (WSJ) Less	2.6300%		2.87000%	2.87000%

	vi	Gross Swap Payment Due Counterparty			$3,588,923.95	$3,588,923.95

	vii	Days in Period	3/15/2005	6/15/2005	92	92

B	Cap Payments

					Cap Calculation

	i	Notional Swap Amount			$870,000,000.00

	Counterparty Pays:

	ii	3 Month Libor (interpolated for first accrual period)			3.01000%

	iii	Cap Rate			6.00000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%

	v	Days in Period	3/15/2005	6/15/2005	92

	vi	Cap Payment due Trust			$0.00

X. 2003-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.007947778	3/15/05 - 6/15/05	3.11000%

B	Class A-2 Interest Rate	0.008714444	3/15/05 - 6/15/05	3.41000%

C	Class B Interest Rate	0.009481111	3/15/05 - 6/15/05	3.71000%

D	Class C Interest Rate	0.011781111	3/15/05 - 6/15/05	4.61000%

XI. 2003-B Input from Prior Period 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance		$1,148,036,144.67
	ii Interest To Be Capitalized		44,706,060.32

	iii Total Pool		$1,192,742,204.99
	iv Cash Capitalization Account (CI)		74,242,876.07

	v Asset Balance		$1,266,985,081.06

B	Total Note and Certificate Factor		0.923213700
C	Total Note Balance		$1,239,987,671.58

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i Current Factor	0.822183900	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$476,866,671.58	$440,506,000.00	$109,000,000.00	$109,000,000.00	$43,871,000.00	$60,744,000.00

	iii Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-B Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	3/15/05	$1,135,372,672	$1,179,243,672	$1,239,987,672
Asset Balance	2/28/05	$1,266,985,081	$1,266,985,081	$1,266,985,081

Pool Balance	5/31/05	$1,178,702,536	$1,178,702,536	$1,178,702,536
Amounts on Deposit*	6/15/05	97,573,076	97,157,130	$96,441,498
Total		$1,276,275,612	$1,275,859,666	$1,275,144,034

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,612,409.48
Specified Class A Enhancement		$187,941,811.85	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,741,409.48
Specified Class B Enhancement		$126,860,723.00	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,997,409.48
Specified Class C Enhancement		$37,588,362.37	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-B Cash Capitalization Account

A	Cash Capitalization Account Balance as of Collection Period End Date	5/31/2005	$74,242,876.07
	Less: Excess of Trust fees & Note interest due over Available Funds	6/15/2005	0.00

	Cash Capitalization Account Balance (CI)*		$74,242,876.07

B	5.50% of initial Asset Balance		$74,242,876.07
	Excess, CI over 5.50% of initial Asset Balance		$0.00
	Release excess to Collection Account?**	6/15/2005	DO NOT RELEASE

C	3.50% of initial Asset Balance		$47,245,466.59
	Excess, CI over 3.50% of initial Asset Balance		$26,997,409.48
	Release excess to Collection Account?**	6/15/2005	DO NOT RELEASE

	Release from Cash Capitalization Account (R)*	6/15/2005	$0.00

	*as defined under “Asset Balance” on page S-79 of the prospectus supplement
	**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	3/15/2005	$1,135,372,671.58
	iii	Asset Balance	5/31/2005	$1,252,945,412.32

	iv	First Priority Principal Distribution Amount	6/15/2005	$0.00
				—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	3/15/2005	$1,179,243,671.58
	vii	Asset Balance	5/31/2005	$1,252,945,412.32
	viii	First Priority Principal Distribution Amount	6/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	6/15/2005	$0.00
				—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	3/15/2005	$1,239,987,671.58
	xii	Asset Balance	5/31/2005	$1,252,945,412.32
	xiii	First Priority Principal Distribution Amount	6/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	6/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	6/15/2005	$0.00
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	3/15/2005	$1,239,987,671.58
	ii	Asset Balance	5/31/2005	$1,252,945,412.32
	iii	Specified Overcollateralization Amount	6/15/2005	$26,997,409.48
	iv	First Priority Principal Distribution Amount	6/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	6/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	6/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$14,039,668.74

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$1,252,945,412.32
	iii	85% of Asset Balance	5/31/2005	$1,065,003,600.47
	iv	Specified Overcollateralization Amount	6/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii – iv)		$1,065,003,600.47
	vi	Class A Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$14,039,668.74
	vii	Class A Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$1,252,945,412.32
	iii	89.875% of Asset Balance	5/31/2005	$1,126,084,689.32
	iv	Specified Overcollateralization Amount	6/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii – iv)		$1,126,084,689.32
	vi	Class B Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$1,252,945,412.32
	iii	97% of Asset Balance	5/31/2005	$1,215,357,049.95
	iv	Specified Overcollateralization Amount	6/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii – iv)		$1,215,357,049.95
	vi	Class C Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

XV. 2003-B Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-L )		$38,819,885.46	$38,819,885.46

B	Primary Servicing Fees-Current Month plus any Unpaid		$663,042.28	$38,156,843.18

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$38,136,843.18

D	Auction Fees Due 6/15/2005		$0.00	$38,136,843.18
	Broker/Dealer Fees Due 6/15/2005		$0.00	$38,136,843.18

E	Gross Swap Payment due Counterparty A		$3,588,923.95	$34,547,919.23
	Gross Swap Payment due Counterparty B		$3,588,923.95	$30,958,995.28

F	i	Class A-1 Noteholders' Interest Distribution Amount due 6/15/2005	$3,790,030.34	$27,168,964.94
	ii	Class A-2 Noteholders' Interest Distribution Amount due 6/15/2005	$3,838,765.06	$23,330,199.88
	iii	Class A-3 Noteholders' Interest Distribution Amount due 6/15/2005	$0.00	$23,330,199.88
	iv	Class A-4 Noteholders' Interest Distribution Amount due 6/15/2005	$0.00	$23,330,199.88
	v	Swap Termination Fees due 6/15/2005	$0.00	$23,330,199.88

G	First Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$23,330,199.88

H	Class B Noteholders’ Interest Distribuition Amount due 6/15/2005		$415,945.83	$22,914,254.05

I	Second Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$22,914,254.05

J	Class C Noteholders’ Interest Distribuition Amount		$715,631.81	$22,198,622.24

K	Third Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$22,198,622.24

L	Increase to the Specified Reserve Account Balance		$0.00	$22,198,622.24

M	Regular Principal Distribution Amount - Principal Distribution Account		$14,039,668.74	$8,158,953.50

N	Carryover Servicing Fees		$0.00	$8,158,953.50

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3	$0.00	$8,158,953.50
	ii	Class A-4	$0.00	$8,158,953.50

P	Swap Termination Payments		$0.00	$8,158,953.50

Q	Additional Principal Distribution Amount - Principal Distribution Account		$0.00	$8,158,953.50

R	Remaining Funds to the Certificateholders		$8,158,953.50	$0.00

XVI. 2003-B Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$14,039,668.74	$14,039,668.74

B	i	Class A-1 Principal Distribution Amount Paid	$14,039,668.74	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-B Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due		$3,790,030.34	3,838,765.06	$0.00	$0.00	$415,945.83	$715,631.81
	ii	Quarterly Interest Paid		3,790,030.34	3,838,765.06	0.00	0.00	415,945.83	715,631.81

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$14,039,668.74	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)		14,039,668.74	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall		0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$17,829,699.08	$3,838,765.06	$0.00	$0.00	$415,945.83	$715,631.81

B	Note Balances			3/15/2005	Paydown Factors	6/15/2005
	i	A-1 Note Balance	78443CAL8	$476,866,671.58		$462,827,002.84
		A-1 Note Pool Factor		0.822183900	0.024206309	0.797977591

	ii	A-2 Note Balance	78443CAM6	$440,506,000.00		$440,506,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000
							Next ARS Pay Date	Balances
	iii	A-3 Note Balance	78443CAN4	$109,000,000.00		$109,000,000.00	06/20/05	$109,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	iv	A-4 Note Balance	78443CAP9	$109,000,000.00		109,000,000.00	06/23/05	$109,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	v	B Note Balance	78443CAQ7	$43,871,000.00		$43,871,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CAR5	$60,744,000.00		$60,744,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVIII. 2003-B Historical Pool Information

					2004	2003
			3/1/05-5/31/05	12/1/04-2/28/05	12/1/03-11/30/04	5/12/03-11/30/03

Beginning Student Loan Portfolio Balance			$1,148,036,144.67	$1,161,694,974.39	$1,195,939,429.02	$1,213,584,181.19

	Student Loan Principal Activity
	i	Principal Payments Received	$19,909,225.77	$18,781,976.65	$62,976,767.96	$30,767,631.21
	ii	Purchases by Servicer (Delinquencies >180)	2,473,300.33	2,513,223.56	6,229,380.99	643,906.63
	iii	Other Servicer Reimbursements	12,825.37	(1.50)	(1,185.60)	1,302.24
	iv	Seller Reimbursements	30,995.21	74,167.62	288,942.89	719,433.21

	v	Total Principal Collections	$22,426,346.68	$21,369,366.33	$69,493,906.24	$32,132,273.29
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(4,471,890.21)	(7,159,676.29)	(32,118,092.30)	(12,512,375.87)
	iii	Capitalized Insurance Fee	(108,209.14)	(550,933.41)	(3,100,490.96)	(1,937,718.30)
	iv	Other Adjustments	(8,456.63)	73.09	(30,868.35)	(37,426.95)

	v	Total Non-Cash Principal Activity	$(4,588,555.98)	$(7,710,536.61)	$(35,249,451.61)	$(14,487,521.12)

(-)	Total Student Loan Principal Activity		$17,837,790.70	$13,658,829.72	$34,244,454.63	$17,644,752.17

	Student Loan Interest Activity
	i	Interest Payments Received	$9,156,709.83	$8,065,907.80	$23,928,424.34	$11,210,549.42
	ii	Repurchases by Servicer (Delinquencies >180)	115,783.21	110,890.65	241,237.32	19,955.95
	iii	Other Servicer Reimbursements	135.16	0.00	(33.00)	548.66
	iv	Seller Reimbursements	1,540.71	3,529.53	13,988.56	31,574.85
	v	Late Fees	144,157.94	120,165.39	296,003.58	97,305.39
	vi	Collection Fees	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	9,418,326.85	8,300,493.37	$24,479,620.80	11,359,934.27

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	$4,471,890.21	$7,159,676.29	$32,118,092.30	$12,512,375.87
	iii	Other Interest Adjustments	229.56	3,172.22	77,643.06	80,573.57

	iv	Total Non-Cash Interest Adjustments	$4,472,119.77	$7,162,848.51	$32,195,735.36	$12,592,949.44

	v	Total Student Loan Interest Activity	$13,890,446.62	$15,463,341.88	$56,675,356.16	$23,952,883.71

(=)	Ending Student Loan Portfolio Balance		$1,130,198,353.97	$1,148,036,144.67	$1,161,694,974.39	$1,195,939,429.02
(+)	Interest to be Capitalized		$48,504,182.28	$44,706,060.32	$43,984,976.52	$43,786,901.54

(=)	TOTAL POOL		$1,178,702,536.25	$1,192,742,204.99	$1,205,679,950.91	$1,239,726,330.56

(+)	Cash Capitalization Account Balance (CI)		$74,242,876.07	$74,242,876.07	$74,242,876.07	$102,590,156.00

(=)	Asset Balance		$1,252,945,412.32	$1,266,985,081.06	$1,279,922,826.98	$1,342,316,486.56

XIX. 2003-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$1,243,606,462	2.25%
Dec-03	$1,239,726,331	2.34%
Mar-04	$1,232,752,735	2.35%
Jun-04	$1,224,328,500	2.40%
Sep-04	$1,215,173,000	2.42%
Dec-04	$1,205,679,951	2.71%
Mar-05	$1,192,742,205	2.63%
Jun-05	$1,178,702,536	2.60%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.